SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           PENN NATIONAL GAMING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                           PENN NATIONAL GAMING, INC.

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
      5) Total fee paid:
         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1) Amount previously paid:
         -----------------------------------------------------------------------
      2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
      3) Filing Party:
         -----------------------------------------------------------------------
      4) Date Filed:
         -----------------------------------------------------------------------

                           PENN NATIONAL GAMING, INC.

                             825 Berkshire Boulevard
                                    Suite 203

                         Wyomissing, Pennsylvania 19610

                ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be Held April 30, 1997

               --------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Penn National Gaming, Inc., (the "Company"), a Pennsylvania corporation, will be held on April 30, 1997, at 10:00 AM, local time, at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, 38th Floor, 1735 Market Street, Philadelphia, Pennsylvania, for the following purposes:

         1. To elect two Class I directors for a term of three years and until their successors are duly elected and qualified.

         2. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan.

         3. To consider and act upon a proposal to ratify the appointment of BDO Seidman, LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997.

         4. To consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

         Only shareholders of record at the close of business on March 18, 1997 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. Any shareholder attending the Annual Meeting may vote in person even if such shareholder previously signed and returned a proxy.

                                                    FOR THE BOARD OF DIRECTORS

                                                    Robert S. Ippolito
                                                    Secretary

Wyomissing, Pennsylvania
April 1, 1997

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           PENN NATIONAL GAMING, INC.
                         Wyomissing Professional Center
                       825 Berkshire Boulevard, Suite 203
                         Wyomissing, Pennsylvania 19610
                                 (610) 373-2400

                 -----------------------------------------------

                                 PROXY STATEMENT

                 -----------------------------------------------

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 APRIL 30, 1997

                 -----------------------------------------------

         This Proxy Statement and the enclosed Proxy are first being sent or given to shareholders of Penn National Gaming, Inc. (the "Company") on or about April 1, 1997, in connection with the solicitation of proxies for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held April 30, 1997, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, 38th Floor, 1735 Market Street, Philadelphia, Pennsylvania. This solicitation is being made on behalf of the Board of Directors of the Company.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

         The Board of Directors has fixed the close of business on March 18, 1997, as the record date ("Record Date") for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 15,109,040 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.



                                       (2)

Voting and Solicitation

         The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting. Each share of the Company's Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting.

         Proxies given in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and if no choice is specified, will be voted in favor of the proposals set forth in the notice of meeting. Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for (i) the election of directors; (ii) the approval of the amendment to the 1994 Stock Option Plan; (iii) the ratification of BDO Seidman, LLP as the independent public accountants for the year ending December 31, 1997; and (iv) the approval of any other matters which may properly come before the Annual Meeting or any postponement or adjournment thereof. For purposes of determining the number of votes cast, only those cast "for" or "against" are counted. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting. Under Pennsylvania law, a quorum is required to conduct business at the Annual Meeting.

         It is expected that the solicitation of proxies will be conducted primarily by mail. Proxies may also be solicited personally or by telephone, telegraph, or telecopy. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telegram, or telecopy.

                              ELECTION OF DIRECTORS

Information about Nominees and Other Directors

         Two Class I directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company's By-Laws, until the annual meeting of shareholders of the Company to be held in the year 2000, and until their respective successors are duly elected and qualified.



                                       (3)

         The following table sets forth the name, age, principal occupation, and respective service dates of each person who has been nominated to be a director of the Company:

                                                             Director    Term
Name of Nominee     Age   Principal Occupation                Since     Expires
---------------     ---   --------------------                -----     -------

David A. Handler    32    Senior Vice President of            1994       1997
                          Corporate Finance of Jefferies &
                          Company, Inc.

John M. Jacquemin   50    President of Mooring Financial      1995       1997
                          Corporation


         David A. Handler. Mr. Handler has been a Director of the Company since 1994. From 1995 to the present, Mr. Handler has been an investment banker and is currently a Senior Vice President of Corporate Finance at Jefferies & Company, Inc. From 1991 to 1995, he was a Vice President at Fahnestock & Co., Inc.

         John M. Jacquemin. Mr. Jacquemin has been a director of the Company since 1995 and is President of Mooring Financial Corporation, a financial services group specializing in the purchase and administration of commercial loan portfolios and equipment leases. Mr. Jacquemin joined Mooring Financial Corporation in 1982 and has served as its President since 1987.

         The following information sets forth the name, age, principal occupation, and respective service dates of each director whose term of office extends beyond the date of the Annual Meeting:



                                       (4)

                                                            Director    Term
Name of Nominee     Age   Principal Occupation                Since    Expires
---------------     ---   --------------------                -----    -------

Peter M. Carlino    50    Chairman of the Board and Chief     1994      1999
                          Executive Officer of the
                          Company

William J. Bork     63    President and Chief Operating       1995      1998
                          Officer of the Company

Harold Cramer       69    Of Counsel to Mesirov Gelman        1994      1999
                          Jaffe Cramer & Jamieson

Robert P. Levy      65    Chairman of the Board of the        1995      1998
                          Atlantic City Racing Association

         Peter M. Carlino. Mr. Carlino has served as Chairman of the Board and Chief Executive Officer of the Company since April 1994, and has devoted a significant amount of time to the activities of the Company as a director since 1991. From 1984 to 1994, Mr. Carlino devoted a substantial portion of his business time to developing, building and operating residential and commercial real estate projects located primarily in Central Pennsylvania. Since 1976 he has been President of Carlino Financial Corporation ("Carlino Financial"), a holding company which owns and operates various Carlino family businesses, in which capacity he has been continuously active in strategic planning for the Company and monitoring its operations. From 1972 until 1976, Mr. Carlino served as President of Mountainview Thoroughbred Racing Association, a predecessor in interest of the Company ("Mountainview").

         William J. Bork. Mr. Bork was elected President, Chief Operating Officer and a Director in June 1995. From 1987 to June 1995 he was Vice President for Ladbroke Racing Corporation. Prior to working with Ladbroke, Mr. Bork served as Vice President of Operations of racetracks previously owned by Ogden Corporation including Fairmount Park in Collinsville, Illinois; Mountaineer Park in Chester, West Virginia; Wheeling Downs in Wheeling, West Virginia; and Suffolk Downs in Boston, Massachusetts.

         Harold Cramer. Mr. Cramer has been a director of the Company since 1994. Since November 1996, Mr. Cramer has been Of Counsel to Mesirov Gelman Jaffe Cramer & Jamieson, a Philadelphia law firm which provides legal services to the Company. From November 1995 until November 1996, Mr. Cramer was Chairman of the Board and Chief Executive Officer of HSI Management Co., Inc. From 1989 until December 1995, Mr. Cramer was Chairman of the Board and Chief Executive Officer and a director of Graduate Health System, Inc. ("GHS"). In December 1996 he was re-elected as a director of GHS. He also serves as a director of Mountainview and as a director of Pennsylvania National Turf Club, Inc., a subsidiary of the Company.



                                       (5)

         Robert P. Levy. Mr. Levy has been a director of the Company since 1995. He is Chairman of the Board of Atlantic City Racing Association and served a two-year term from 1989 to 1990 as President of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960. Mr. Levy owns the Robert P. Levy Stable, a thoroughbred racing and breeding operation which has bred and owned several award-winning horses, including the 1987 Belmont Stakes winner, Bet Twice.

Meetings of the Board of Directors and Information About Board Committees

         The Board of Directors held four meetings during the fiscal year ended December 31, 1996. Each director attended at least 75% of all meetings of the Board and all meetings of Board committees on which he served except Mr. Levy who attended 60% of such meetings.

         The Company has two standing Committees: The Audit and Compensation Committees. David A. Handler and John M. Jacquemin are members of the Audit Committee, and Harold Cramer and Robert P. Levy are members of the Compensation Committee. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit, to review with the auditors the results of the examination, to review and approve any material accounting policy changes affecting the Company's operating results, and to review the Company's financial control procedures and personnel. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options to executive officers under the Company's 1994 Stock Option Plan. One meeting of the Audit Committee and one meeting of the Compensation Committee were held in 1996. The Board of Directors does not have a nominating committee.

         The Company pays director's fees to each Director who is not an employee of the Company. During the year ending December 31, 1996, each outside Director received an annual fee of $12,000, plus $1,000 for each Board meeting attended and reimbursement for out-of-pocket expenses in connection with their attendance at such meetings. In addition, each non-employee Director was granted an option to purchase 5,000 (now 15,000 shares as a result of stock splits) shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant. All initial grants of options to non-employee Directors vest in four equal annual installments, commencing on the first anniversary of the date of grant.



                                       (6)

                          COMPENSATION COMMITTEE REPORT

         The Company's executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee consists of two independent, non-employee Directors of the Company.

Policies and Mission

         The Compensation Committee has determined that compensation of executive officers should include a mixture of short and long range compensation plans which attract, motivate and retain competent executive personnel, increase executive ownership interests in the Company and encourage increases in the Company's productivity and profitability. As such, the Company's policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation, including base salary and stock option grants, is to a significant extent dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also attributes significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets and achieving other long-range business and operating objectives.

Compensation Plan

         To determine appropriate levels of executive compensation, the Compensation Committee periodically reviews the executive compensation programs and policies of the Company's competitors, in addition to a broader group of companies in its marketplace, to ensure that the Company's plans and practices are competitive and appropriately based on the Company's performance and compensation philosophy.

Base Salary

         The objective for computing executive base salaries is to structure salaries that are competitive with those of similarly situated companies. In setting base salary levels for individual executives in the future, the Compensation Committee will consider such factors as the executive's scope of responsibility, current performance, future potential and overall competitive positioning relative to comparable positions at other companies. The base salaries for Peter M. Carlino, William J. Bork, and Robert S. Ippolito are set pursuant to employment agreements and currently are $275,000, $210,000, and $115,000 per year, respectively.



                                       (7)

Stock Options

         Stock options are granted under the provisions of the Company's 1994 Stock Option Plan (the "Plan"). Stock options are granted to reinforce the importance of improving shareholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at not less than 100% of the fair market value of the stock on the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Common Stock where the Company's shareholders are similarly benefited. For future grants, the Compensation Committee will establish levels of participation for the stock option program based upon each executive officer's or other employee's position in the Company. The number of options to be granted to each executive officer will be contingent on the individual executive's performance, tenure and future potential.

                Compensation Committee of the Board of Directors
                        Harold Cramer and Robert P. Levy

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 18, 1997, by (i) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director, (iii) the chief executive officer and each of the four other most highly compensated executive officers of the Company, and (iv) all of the executive officers and directors of the Company as a group.



                                       (8)

                                        Amount and Nature of Beneficial
                                           Ownership of Common Stock
                                        ---------------------------------
                                                            Percentage of
                                                             Outstanding
Name and Address (1)                    Number of Shares       Shares
--------------------                    ----------------    -------------

Peter D. Carlino (2)                        6,031,178          39.9%

Peter M. Carlino (3)                        6,673,842          43.7%

David E. Carlino (4)                        5,534,838          36.6%

Richard J. Carlino (5)                      5,522,494          36.6%

Harold Cramer (6)                           5,701,386          37.7%

Carlino Family Trust (7)                    5,511,308          36.5%

Carlino Financial Corporation (7)             301,132           2.0%

William J. Bork                                50,000            *

Philip T. O'Hara, Jr.                          18,750            *

David A. Handler                              120,000            *

Robert S. Ippolito                             29,100            *

John M. Jacquemin                               4,350            *

Robert P. Levy                                  3,750            *

FMR Corp. (8)                               1,616,600          10.7%
8 Devonshire Street
Boston, MA 02109

All executive officers and directors
  as a group (8 persons)(2)(3)(5)           7,092,270          45.9%

  * Less than 1%

--------------------

(1) The persons named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them except as otherwise shown in the succeeding footnotes, and the address of each such person other than FMR Corp. is c/o the Company, 825 Berkshire Boulevard, Suite 203, Wyomissing, Pennsylvania 19610. The number of shares included in the table as to each person(s) also includes shares which may be acquired by such person(s) within sixty days of March 18, 1997 pursuant to stock options.

(2) The number of shares in the table includes 301,132 shares owned of record by Carlino Financial Corporation ("Carlino Financial"); such shares are reported as beneficially owned by Peter D. Carlino because he is the Chairman of the Board of Carlino Financial and has shared voting and investment power over such shares. The number of shares in the table also includes 5,511,308 shares owned by an irrevocable trust (the "Family Trust") among Peter D. Carlino and his eight



                                       (9)
children, as settlors, and certain trustees, as to which Peter D. Carlino has shared investment and voting power with respect to certain matters; 12,000 shares held by Penn Title Insurance Company as to which Peter D. Carlino has voting and investment power; and 182,578 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino's children as to both of which Peter D. Carlino has shared investment power and shared voting power.

(3) The number of shares in the table includes 301,132 shares of Common Stock owned of record by Carlino Financial as to which shares Peter M. Carlino has shared voting and investment power; 5,511,308 shares owned by the Family Trust, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters, shared voting power with respect to certain matters, and shared investment power; 12,000 shares held by Penn Title Insurance Company as to which Peter M. Carlino has shared voting and investment power and 699,402 shares owned jointly by Mr. Carlino and his wife, Marshia Carlino.

(4) The number of shares in the table includes 5,511,308 shares owned by the Family Trust, as to which the named person has shared investment power and shared voting power as to certain matters; 12,000 shares held by Penn Title Insurance Company as to which David E. Carlino has shared voting and investment power and 5,765 shares owned beneficially by David E. Carlino's children as to which he disclaims beneficial ownership.

(5) The number of shares in the table includes 5,511,308 shares of Common Stock owned by the Family Trust, as to which the named person has shared investment power and shared voting power as to certain matters.

(6) The number of shares in the table includes 5,511,308 shares owned by the Family Trust, and an aggregate of 182,578 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino's children as to both of which Harold Cramer has shared investment power and shared voting power.

(7)      See note (2).

(8) The information in the table is based on information contained in a Statement on Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission dated March 16, 1996, as amended February 14, 1997 and March 10, 1997. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., acting as an investment advisor to various investment companies registered under the Investment Company Act of 1940, as amended, is the beneficial owner of 1,588,600 shares (of which 1,510,000 shares are owned by Fidelity Trend Fund). 28,000 shares are owned by other entities under common control with FMR Corp., but FMR Corp. is of the view that 5,000 such shares are not beneficially owned by it. Edward C. Johnson, III, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR, and other members of the Johnson family share investment and voting power with respect to these shares.



                                      (10)

                             EXECUTIVE COMPENSATION

         The following table sets forth a summary of all compensation paid or accrued by the Company for services rendered for the last three fiscal years to the Company's Chief Executive Officer and each executive officer whose aggregate cash compensation in 1996 exceeded $100,000:


                                                   SUMMARY COMPENSATION TABLE
                                                   --------------------------

                                   ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                   -------------------          ----------------------
                                                                             SECURITIES
          NAME AND                                             RESTRICTED    UNDERLYING    ALL OTHER
     PRINCIPAL POSITION          YEAR    SALARY    BONUS (1)  STOCK AWARDS   OPTIONS (2)  COMPENSATION (3)
     ------------------          ----    ------    ---------  ------------  ------------  ----------------

      Peter M. Carlino,          1996   $274,997    $25,000        --         300,000         $4,750
    Chairman of the Board        1995   $254,273       --          --            --           $4,500
 and Chief Executive Officer     1994   $131,789    $ 7,078        --         300,000         $2,250



      William J. Bork,           1996   $205,958       --          --         100,000         $1,615
President and Chief Operating    1995   $113,077       --          --         150,000           --
           Officer               1994      --          --          --            --             --



    Philip T. O'Hara, Jr.        1996   $149,501    $25,000        --            --           $2,981
       Vice President            1995   $122,346    $ 4,600        --            --           $3,347
       General Manger            1994   $112,255    $ 2,481        --          75,000         $2,160



     Robert S. Ippolito          1996   $110,385    $18,600        --          10,000         $2,959
   Chief Financial Officer       1995   $100,462       --          --            --           $2,735
     Secretary/Treasurer         1994   $ 52,250       --          --          75,000         $1,132



-------------------------

(1) The Compensation Committee awarded Peter M. Carlino a one-time bonus of $25,000 for the year 1995 which the Company paid in the first quarter of 1996.

(2) Adjusted for all stock splits to date.

(3) Includes amounts contributed by the Company to its profit sharing and 401(k) plan for the account of such executive officers.



                                      (11)

                         GRANT OF STOCK OPTIONS IN 1996

         The following table provides information with respect to the named executive officers concerning the stock options which were granted in 1996.


                                                                                 Potential
                                                                                 Realizable value
                                                                                 at Assumed
                                                                                 Annual Rates of
                                                                                 Stock Price
                                                                                 Appreciation for
                                      Individual Grants                            Option Term
---------------------------------------------------------------------------      -----------------
                         Number of
                         Securities     % of Total
                         Underlying     Options
                         Options        Granted to      Exercise
                         Granted        Employees In   Price Per   Expiration
Name                     (1)            Fiscal Year    Share (2)   Date (1)        5% (3)        10% (3)
----                     -----          -----------    ---------   --------        ------        -------
Peter M. Carlino         300,000          51.7%          $17.63    10/23/06      $3,325,280     $8,426,913

William J. Bork          100,000          17.2%          $17.63    10/23/03        $717,515     $1,672,114

Robert S. Ippolito        10,000           1.7%          $17.63    10/23/03         $71,751       $167,211

Philip T. O'Hara, Jr.         --            --               --          --              --             --



(1) Options granted to Mr. Carlino and Mr. Bork vest one-third on the first anniversary of the date of grant, and one-third on each succeeding such anniversary. Options granted to Mr. Ippolito vest one-quarter on the first anniversary of the date of grant, and one-quarter on each succeeding such anniversary.

(2) The exercise price is equal to the closing price of the Company's Common Stock on the date of grant.

(3) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rates, compounded annually, from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.



                                      (12)

                        EXERCISE OF STOCK OPTIONS IN 1996

         The following table provides information with respect to the named executive officers concerning the exercise of stock options during 1996 and unexercised options held as of December 31, 1996. There are no outstanding stock appreciation rights.

                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION VALUES
                                           ---------------------------------


                                                   Number of Securities
                                                  Underlying Unexercised       Value of Unexercised
                                                       Options at             In-the-Money Options at
                                                    December 31, 1996            December 31, 1996
                                                --------------------------  ---------------------------

                       Shares
                       Acquired on   Value
                       Exercise      Realized   Exercisable  Unexercisable  Exercisable   Unexercisable
                       --------      --------   -----------  -------------  -----------   -------------

Peter M. Carlino           --              --   150,000      450,000        $1,637,500    $1,637,500

William J. Bork            --              --    50,000      200,000        $  437,500    $  875,000

Robert S. Ippolito      9,000        $ 63,206    28,500       47,500        $  311,125    $  409,375

Philip T. O'Hara, Jr.  18,750        $138,125    18,750       37,500        $  204,687    $  409,375

Employment Agreements

         On April 12, 1994, the Company entered into employment agreements with Peter M. Carlino, its Chairman and Chief Executive Officer, Robert S. Ippolito, its Chief Financial Officer, Secretary, and Treasurer, at annual base salaries of $225,000 and $95,000, respectively. The agreements with Messrs. Carlino and Ippolito were effective beginning June 1, 1994 and terminate on June 30, 1999. Effective June 1, 1995, Mr. Carlino's annual base salary was increased to $275,000, and effective June 1, 1996, Mr. Ippolito's annual base salary was increased to $115,000. Each agreement prohibits the applicable employee from competing with the Company during its term and for one year thereafter and requires a death benefit payment by the Company equal to 50% of the employee's annual salary in effect at the time of his death. Pursuant to his employment agreement, Mr. Carlino agreed to devote his full time to the Company, except that Mr. Carlino may complete and monitor certain real estate investments in which he has a substantial interest and which were previously commenced by him, so long as such activities do not materially interfere with his duties to the Company.



                                      (13)

         On June 1, 1995, the Company entered into an employment agreement with William J. Bork, its president and chief operating officer, at an annual base salary of $210,000. The agreement terminates on June 12, 1998. The agreement prohibits Mr. Bork from competing with the Company during its term and for two years thereafter, and requires a death benefit payment by the Company equal to 50% of the employee's annual salary in effect at the time of his death.

         The above employment agreements have been approved by the Pennsylvania Racing Commission.

Certain Transactions

         On April 11, 1994, the Company executed a Plan of Reorganization with the shareholders and partners of entities now comprising the Company, all of whom with the exception of one person, are members of the Carlino family. The total number of shares (2,800,000) issued by the Company in the Reorganization and the allocation thereof among the respective shareholders was determined by the interested parties. Pursuant to the Plan of Reorganization, the parties agreed that any income tax refunds or tax liabilities which relate to a tax period prior to the effective date of the Plan of Reorganization shall be paid to or be the responsibility of the appropriate taxpayer, not the Company. However, if the refund results from a position inconsistent with a prior position taken by the entities whose shareholders and partners participated in the Reorganization and in turn results in a tax liability on the part of the Company, the Company will be entitled to receive from Carlino Financial or the shareholders and partners of such entities an amount equal to the lesser of such refund and the increased tax liability. In addition, if the tax liability results from a position inconsistent with a prior position taken by the entities whose shareholders and partners participated in the Reorganization and in turn results in a reduced tax liability to the Company, the Company will pay Carlino Financial or the shareholders and partners of PNRC Reading Inc., PNRC Chambersburg, Inc., PNRC Limited Partnership and Carlino Family Partnership an amount equal to the lesser of such reduction in its tax liability and the increased liability of the appropriate taxpayers. This provision, however, does not apply to the tax matters which were the subject of litigation between the Company and the IRS. Any other refunds or liabilities shall belong to or be the responsibility of the Company.

         Prior to the date of the Plan of Reorganization, Mountainview had historically joined in filing a consolidated federal income tax return with Carlino Financial, its previous parent company. Current federal income taxes have been paid to or recovered from Carlino Financial, based upon the terms of a tax sharing agreement which applies to the periods prior to the Reorganization. Such obligations continue for open tax years 1993 and 1994 (short year).

         James A. Irwin, the husband of Anne Carlino Irwin, a beneficiary of the Family Trust, is an officer, director and minority shareholder in Flanigan O'Hara and Gentry insurance



                                      (14)
agency, which is the broker for all of the Company's property and casualty insurance. In 1996 the Company paid premiums of $620,000 for such insurance.

         In August 1994, the Company signed a five-year consulting agreement with Peter D. Carlino, former Chairman of the Company, at an annual fee of $125,000.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities of the Company with the Securities and Exchange Commission (SEC) and the NASD. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them during 1996, except that Mr. Jacquemin did not file two Forms 4 in a timely manner.



                                      (15)

                         COMPANY STOCK PRICE PERFORMANCE

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

         The following graph compares the cumulative total shareholder return for the Company's Common Stock since the Company's initial public offering of shares of Common Stock on May 26, 1994 to the cumulative total returns of (i) the NASDAQ Market Index and (ii) a Peer Group Index comprised of the following gaming and thoroughbred horse racing companies: Churchill Downs, Inc., Global Casinos, Inc., Hollywood Casino Corp., Hollywood Park, Inc., International Gaming Technologies, International Thoroughbred Racing Inc., Mirage Resorts, Inc., President Casinos, Inc., and Primadonna Resorts, Inc.

                                    [GRAPHIC]

     The printed document contains a line graph depicting the following plot points:

--------------------------------------------------------------------------------
                                     Legend
                                     ------

                                                     Year Ended
                                      ------------------------------------------
Symbol         Index Description      05/26/94   12/31/94   12/31/95    12/31/96
------         -----------------      --------   --------   --------    --------

           Penn-National Gaming, Inc.   100.0       65.0      128.8      427.3
           Nasdaq Market Index          100.0      101.3      131.4      163.3
           Peer Group                   100.0       85.0       86.1      115.9

Notes:

  A. The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.

  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

  C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

  D.  The index level for all series was set to 100.0 on 05/26/94.

--------------------------------------------------------------------------------





                                      (16)

                     AMENDMENT OF THE 1994 STOCK OPTION PLAN

         The Company's 1994 Stock Option Plan now provides that any director of the Company who is not an employee shall be granted stock options under the 1994 Stock Option Plan only one time and such option grant is limited to 5,000 shares (which by virtue of stock splits since the date of adoption of the Plan, is now 15,000 shares). The Company believes that contributions to the success of Company operations made by non-employee directors is substantial, and accordingly, the Company desires to reward that contribution and to create future incentives for additional contributions by removing this limitation in the Plan. Therefore, the Company is proposing to delete this limitation, which would permit future stock option grants to non-employee directors. Moreover, in October, 1996, subject to the approval of the shareholders to delete such restriction, the Board granted each of the non-employee directors options to purchase 7,500 shares of Common Stock (15,000 after the Company's stock split effective December 20, 1996), at an exercise price of $35.25 ($17.625 after the stock split) per share (the fair market value of such shares at the time of the grant). Such grant is conditioned upon shareholder approval of this proposed amendment.

         Currently, the number of shares reserved for issuance under the Stock Option Plan is 1,290,000. The current number of shares which remain available to be covered by future option grants is 200,000. The Company believes it is necessary and appropriate to increase the number of authorized shares under the Stock Option Plan and to broaden the number of employees expected to receive options, so as to permit management the opportunity to reward employees with additional stock options where appropriate and to create additional incentives to enhance their performance for the Company. Accordingly, shareholders are asked to approve an amendment to the Stock Option Plan increasing the number of authorized shares underlying stock options to be granted thereunder from 1,290,000 shares to 2,000,000 shares, and broadening the definition of employees eligible to receive options under the Plan to include all key employees as determined by the Compensation Committee, rather than only Directors, and executive and non-executive officers. Moreover, on March 18, 1996 the Board granted equally to 12 key employees who are not executive or non-executive officers an aggregate of options to purchase 36,000 shares (108,000 shares after stock splits) at an exercise price of $16.88 per share ($5.63 per share after stock splits). Such grants shall be affirmed by the approval by the shareholders of the proposed amendments to the Stock Option Plan.

         The purpose of the proposed amendments to the Plan is to further the stated purpose of the Plan, which is to help the Company attract, retain and motivate individuals to make substantial contributions to the success of the Company.

         The Board of Directors recommends that shareholders vote FOR the amendment of the 1994 Stock Option Plan.



                                      (17)

          APPROVAL OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board, which is composed entirely of non-employee Directors, has selected BDO Seidman, LLP as certified public accountants to audit the books, records and accounts of Penn National Gaming, Inc., and its subsidiaries for the year 1997. The Board has endorsed this appointment and it is being presented to the shareholders for approval.

         All audit services provided by BDO Seidman, LLP are approved by the Audit Committee.

         Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

         If the shareholders do not approve the appointment of BDO Seidman, LLP, the Audit Committee will select another firm of auditors for the ensuing year.

         The Board of Directors recommends that Shareholders vote FOR the appointment of BDO Seidman, LLP as Independent Public Accountants.

Other Matters

         The Company has mailed a 1996 Annual Report to Shareholders and a proxy card together with this proxy statement to all shareholders of record at the close of business on March 18, 1997. The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting and Proxy Statement may be acted on at the Annual Meeting. If any other business does properly come before the Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.



                                      (18)

                              SHAREHOLDER PROPOSALS

         Shareholders who wish to submit proposals for inclusion in the Proxy Statement for the Company's 1998 Annual Meeting of Shareholders must submit the same to the Company on or before December 11, 1997, at the Company's principal executive office, Wyomissing Professional Center, 825 Berkshire Blvd., Suite 203, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.

                                    FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 825 BERKSHIRE BOULEVARD, SUITE 203, WYOMISSING, PENNSYLVANIA 19610, ATTENTION:
CORPORATE SECRETARY.

        Please sign, date and return your Proxy Card as soon as possible.



                                      (19)

                           PENN NATIONAL GAMING, INC.

            The undersigned hereby appoints Peter M. Carlino and Harold Cramer, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Common Stock of Penn National Gaming, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held on April 30, 1997 and at any and all postponements and adjournments thereof, upon the following matters:

         1. For the election of David A. Handler and John M. Jacquemin to serve as Class I Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2000 and until their successors are elected and qualified:

                    ____ For Both Nominees    ___ Against Both Nominees

(INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW):

         David A. Handler            John M. Jacquemin

[over]

         2. To approve amendments to the 1994 Stock Option Plan as set forth in the Proxy Statement.

                    ____ For         ____ Against               ____ Abstain

         3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending December 31, 1997.

                    ____ For         ____ Against               ____ Abstain


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1, 2, and 3. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR" EACH SUCH ITEM.

____________________________________ Dated _____________________, 1997
Signature of Shareholder

____________________________________ Please sign exactly as name appears.
Signature of Shareholder             For joint accounts, each joint owner
                                     must sign.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY

[over]



                                      (20)